As filed with the Securities and Exchange Commission on July 31, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	33-0430755
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

700 Milam, Suite 3100 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Plains Exploration & Production Company Amended and Restated 2004 Stock Incentive Plan

(Full title of the plan)

John F. Wombwell

Executive Vice President, General Counsel and Secretary

Plains Exploration & Production Company

700 Milam, Suite 3100

Houston, Texas 77002

(713) 579-6000

(Name and address, including zip code, and

telephone number of agent for service)

Copy to:

Michael E. Dillard, P.C.

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

(713) 220-5800

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01	3,400,000	$43.30	$147,220,000	$4,520

(1)	Issuable upon the exercise of options or awards available for grant under the Plains Exploration & Production Company Amended and Restated 2004 Stock Incentive Plan, as amended from time to time. The shares being registered represent an increase in the shares reserved for issuance under the Plan from 5,000,000 shares to 8,400,000 shares. In accordance with Rule 416 under the Securities Act of 1933, as amended, the number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and calculated on the basis of the average of the high and low sales prices of the common stock of the registrant on July 30, 2007 as reported on the New York Stock Exchange.

PART I

EXPLANATORY NOTE AND INCORPORATION OF CONTENTS OF PREVIOUSLY FILED

REGISTRATION STATEMENTS BY REFERENCE

Pursuant to the General Instruction E of Form S-8, Plains Exploration & Production Company (“PXP” or the “Company”) is filing this registration statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) to include an additional 3,400,000 shares under its Amended and Restated 2004 Stock Incentive Plan. Pursuant to such Instruction E, the contents of the Registrant’s Form S-8 Registration Statement No. 333-115628, filed with the SEC on May 19, 2004, is hereby incorporated by reference, except as revised in Part II of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and information previously filed by PXP with the SEC are incorporated by reference in this registration statement (other than information furnished rather than filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2006;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•

our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on February 22, 2007, March 7, 2007, March 13, 2007, April 24, 2007, May 7, 2007, June 1, 2007, June 11, 2007, June 19, 2007 and July 18, 2007; and

•

the description of Plains’ common stock set forth in the Registration Statement on Form 10 (File No. 001-31470) filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on November 8, 2002, as amended by Amendment No. 1 thereto filed on November 21, 2002, Amendment No. 2 thereto filed on December 3, 2002, and Amendment No. 3 thereto filed on December 6, 2002.

In addition, all documents filed by PXP pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than information furnished rather than filed) on or after the date of this registration statement, and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Officers and Directors.

PXP’s certificate of incorporation provides that PXP must indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal or otherwise) because he, his testator or intestate, is or was one of its directors or officers or because such director or officer, at its request, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. The rights to indemnification set forth above are not exclusive of any other rights to which such person may be entitled under any statute, provision of its certificate of incorporation or bylaws, agreements, vote of stockholders or disinterested directors or otherwise.

Additionally, PXP’s bylaws provide for mandatory indemnification to at least the extent specifically allowed by Section 145 of the Delaware General Corporation Law (“DGCL”). PXP’s bylaws generally follow the language of Section 145 of the DGCL, but in addition specify that any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under the bylaws, notwithstanding any contrary determination denying indemnification made by the board, by independent legal counsel, or by the stockholders, and notwithstanding the absence of any determination with respect to indemnification. The bylaws also specify certain circumstances in which a finding is required that the person seeking indemnification acted in good faith, for purposes of determining whether indemnification is available. Under the bylaws, a person is deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to PXP’s best interests, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on PXP’s records or books of account or those of another enterprise, or on information supplied to him by PXP’s officers or the officers of another enterprise in the course of their duties, or on the advice of PXP’s legal counsel or the legal counsel of another enterprise or on information or records given or reports made to PXP or to another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by PXP or another enterprise.

Pursuant to Section 145 of the DGCL, PXP generally has the power to indemnify its current and former directors, officers, employees and agents against expenses and liabilities that they incur in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, PXP’s best interests, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in PXP’s right, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to PXP unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. PXP also has the power to purchase and maintain insurance for such persons.

Although the above discussion summarizes the material provisions of PXP’s certificate of incorporation and bylaws and Section 145 of the DGCL, it is not intended to be exhaustive and is qualified in its entirety by each of those documents and that statute.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Certificate of Incorporation of Plains Exploration & Production Company (incorporated by reference to Exhibit 3.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 (file no. 333-90974) filed on October 3, 2002 (“Amendment No. 2 to Form S-1”)).

4.1(a)	Certificate of Amendment to Certificate of Incorporation of Plains Exploration & Production Company dated May 14, 2004 (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the period ending June 30, 2004).

4.2	Bylaws of Plains Exploration & Production Company (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to Form S-1).

4.3	Plains Exploration & Production Company Amended and Restated 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 7, 2007).

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 2 to Form S-1).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Netherland, Sewell & Associates, Inc.

23.4*	Consent of Ehrhardt Keefe Steiner & Hottman PC.

24.1*	Power of Attorney (included on the signature page of this registration statement).

*	Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Plains pursuant to the foregoing provisions, or otherwise, PXP has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Plains of expenses incurred or paid by a director, officer or controlling person of Plains in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Plains will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 30, 2007.

Plains Exploration & Production Company

By:	/s/ James C. Flores
James C. Flores
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James C. Flores and John F. Wombwell, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed below by the following persons in the capacities indicated below on July 30, 2007.

Signature	Title

/s/ James C. Flores	Chairman, President and Chief Executive Officer
James C. Flores	(Principal Executive Officer)

/s/ Winston M. Talbert	Executive Vice President and Chief Financial Officer
Winston M. Talbert	(Principal Financial Officer)

/s/ Cynthia A. Feeback	Vice President—Accounting, Controller and Chief
Cynthia A. Feeback	Accounting Officer
(Controller or Principal Accounting Officer)

/s/ Jerry L. Dees	Director
Jerry L. Dees

Signature	Title

/s/ Tom H. Delimitros	Director
Tom H. Delimitros

/s/ John H. Lollar	Director
John H. Lollar

/s/ Alan R. Buckwalter, III	Director
Alan R. Buckwalter, III

/s/ Robert L. Gerry III	Director
Robert L. Gerry III

/s/ Isaac Arnold, Jr.	Director
Isaac Arnold, Jr.

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Certificate of Incorporation of Plains Exploration & Production Company (incorporated by reference to Exhibit 3.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 (file no. 333-90974) filed on October 3, 2002 (“Amendment No. 2 to Form S-1”)).

4.1(a)	Certificate of Amendment to Certificate of Incorporation of Plains Exploration & Production Company dated May 14, 2004 (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the period ending June 30, 2004).

4.2	Bylaws of Plains Exploration & Production Company (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to Form S-1).

4.3	Plains Exploration & Production Company Amended and Restated 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 7, 2007).

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 2 to Form S-1).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Netherland, Sewell & Associates, Inc.

23.4*	Consent of Ehrhardt Keefe Steiner & Hottman PC.

24.1*	Power of Attorney (included on the signature page of this registration statement).

*	Filed herewith.